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EXHIBIT 12.3

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[LETTERHEAD OF MDM]

25th June 2003

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

Re:

Rio Narcea Gold Mines, Ltd.

Form 20-F Annual Report (Amendment No.2)

Consent of Expert

The undersigned, Metallurgical Design and Management (Pty) Ltd., hereby states as follows:

Our firm was engaged to prepare the Technical Report entitled Summary – Feasibility Study Aguablanca Project dated July 2002 (the “Report”) for Rio Narcea Gold Mines, Ltd. (the “Company”), portions of which are summarized in Item 4. Information on the Company -- D.  Property, Plant and Equipment – Base Metal Development  Project – Aguablanca Project – Bankable Feasibility Study in Amendment No. 2 to the Company’s Annual Report on Form 20-F (this “Annual Report (Amendment No.2)”), to be filed with the United States Securities and Exchange Commission.

We hereby consent to a reference to our firm as having reviewed the matters set forth in Item 4. Information on the Company – A. Recent Developments -- Off-take Agreement Signed for Aguablanca Project in this Annual Report (Amendment No.2), and we further consent to the incorporation in this Annual Report (Amendment No.2) of the summary information concerning the Report, including the reference to our firm included with such information.

Sincerely,

/s/ D. Dodd

DAVID DODD

Technical Director

Metallurgical Design and Management (Pty) Ltd.